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                                                                      EXHIBIT 21


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SUBSIDIARY                                                       JURISDICTION
----------                                                     OF ORGANIZATION
                                                               ---------------
Superior TeleCom Inc..........................................     Delaware
Superior Trust I..............................................     Delaware
DNE Systems, Inc..............................................     Delaware
DNE Manufacturing & Service Company...........................     Delaware
DNE Technologies, Inc.........................................     Delaware
Superior Telecommunications Inc...............................     Delaware
Superior Cable Corporation....................................     Ontario
Texas SUT Inc.................................................      Texas
Superior Cable Ltd............................................      Israel
Superior Cable Holdings (1997) Ltd. (50%).....................      Israel
The United Marketing Company Cables of Zion Israel Ltd. ......      Israel
Premier Cables Ltd. (80%).....................................       U.K.
Eliat Optical Cables Ltd. ....................................      Israel
H.T. Cable Ltd. ..............................................      Israel
Rishon Business Center (37.5%)................................      Israel
Essex International Inc.......................................     Delaware
Essex Group Inc...............................................     Delaware
Essex Group Inc...............................................     Michigan
Essex Services Inc............................................     Delaware
FEMCO Magnet Wire Corporation (50%)...........................     Indiana
Diamond Wire and Cable Company................................     Illinois
Essex Technology Inc..........................................     Delaware
Essex International Limited...................................       U.K.
Temple Electrical Company Limited.............................       U.K.
Essex Pension Trustees Limited................................       U.K.
Interstate Industries Holdings, Inc...........................     Delaware
Interstate Industries, Inc....................................   Mississippi
Essex Group Export, Inc.......................................     Barbados
Essex Canada Inc..............................................     Delaware
SX Mauritius Holding, Inc. ...................................    Mauritius
Active Industries Inc.........................................     Delaware
Essex Funding Inc.............................................     Delaware
Raychem-Essex Ltd. (50%)......................................     Delaware
Essex Group Mexico Inc........................................     Delaware
Essex Mexico Holdings, LLC....................................     Delaware
Essex Group Mexico, S.A. de C.V...............................      Mexico
Grupo Essex de Mexico, S. de R.L. de C.V......................      Mexico

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